UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: February 24, 2022
Professional Holding Corp.
(Exact name of registrant as specified in its charter)

Florida	001-39215	46-5144312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

396 Alhambra Circle, Suite 255 Coral Gables, Florida,		33134
(Address of principal executive offices)		(Zip Code)
(786) 483-1757
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Class	Trading Symbol(s)	Name of Exchange on which registered
Class A Common Stock, par value $0.01 per share	PFHD	NASDAQ Stock Market, LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)(b) Departure of Director and Chief Executive Officer

On and effective February 24, 2022 (the “Effective Date”),“the employment of Daniel R. Sheehan as Chairman and Chief Executive Officer, and his membership on the Boards of Directors of Professional Holding Corp. (“PFHD”) and its wholly owned subsidiary, Professional Bank (the “Bank”), were terminated by mutual agreement. Mr. Sheehan’s departure was neither the result of any disagreement with management or the boards of directors of PFHD or the Bank, nor related to PFHD’s operations, policies, or practices.

(c) Election of Non-Executive Chairman and Chief Executive Officer

As of the Effective Date, Herbert Martens was elected non-executive Chairman of the Board of both PFHD and the Bank. A founder of the Bank, Mr. Martens has served as a director since its inception in 2008. Mr. Martens has more than 30 years of banking and investment experience, most recently serving as Executive Vice President of National City Corporation and National City Bank, until 2006. He is currently Managing Partner of Advent Associates, LLC, a private investment company. There are no arrangements or understandings between Mr. Martens and any other persons pursuant to which he was elected as a non-executive Chairman. Mr. Martens has no compensation agreements with PFHD or the Bank; however, he has received directors’ fees in the normal course of business. Mr. Martens is a Class III director of PFHD and the Bank whose term is scheduled to expire at the 2023 annual meeting.

Also as of the Effective Date, Abel Iglesias was elected CEO of PFHD and the Bank. Mr. Iglesias is a director of PFHD and has served in multiple leadership capacities in the Bank over the last nine years, including his most recent role as President and Chief Operating Officer. Mr. Iglesias has over 30 years of banking experience in South Florida and is currently serving his second three-year term on the Board of the Federal Reserve Bank of Atlanta. On July 16, 2019, the Bank entered into a three-year employment agreement with Mr. Iglesias where he is entitled to a base salary of $380,000, reasonable expenses incurred in connection with his employment, and automobile allowance of $1,000 per month, and benefits including but not limited to, medical, dental, disability insurance as well as any other benefits generally provided to employees of the bank, and certain payments pursuant to termination of employment. Other than his employment agreement, there are no arrangements or understandings between Mr. Iglesias and any other persons pursuant to which he was elected CEO. Mr. Iglesias is a Class II director of PFHD and the Bank whose term is scheduled to expire at the 2022 annual meeting.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.    Description
104        Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Holding Corp.

Date: February 28, 2022	By:	/s/ Michael C. Sontag
Michael C. Sontag
Corporate Secretary